Exhibit 99.1

Penn Virginia Resource Partners, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean, Director, Investor Relations
Ph: (610) 687-8900 Fax: (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA RESOURCE PARTNERS, L.P.

ANNOUNCES AGREEMENT TO ACQUIRE WEST VIRGINIA FORESTLANDS

RADNOR, PA (BusinessWire) August 24, 2007 – Penn Virginia Resource Partners, L.P. (NYSE: PVR) today announced a definitive agreement with MeadWestvaco Corporation (NYSE: MWV), a global leader in packaging solutions, under which its subsidiary will acquire approximately 62,000 fee acres of forestland in Randolph, Upshur, Barbour and Tucker Counties, West Virginia for $93.1 million. PVR expects to complete the transaction in the third quarter of 2007.

Transaction Highlights

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Estimated merchantable timber inventory consisting of approximately 240 million board feet of hardwood saw timber and approximately two million tons of hardwood and conifer pulpwood, with the majority of the inventory being premium furniture and veneer grade timber;

•	PVR will manage the timber operations and will employ contractors to harvest timber;

•	Existing timber supply agreement with a private wood products firm which expires in 2012; and

•	PVR expects cash flow, prior to financing costs, to be approximately $8 million over the next twelve months.

Management Comment

A. James Dearlove, Chief Executive Officer of PVR, said, “With this acquisition of premiere eastern hardwood forestlands, we will significantly expand our existing timber business which currently includes the sale of standing timber growing on our land. The timber business is attractive due to the stable and long-lived production, generally increasing prices for timber over the past several years, the non-depleting nature of the asset base and potential upside opportunities which we expect to arise over time.

“This acquisition is expected to be immediately accretive to distributable cash flow and will expand our operating base. Our existing timber expertise and familiarity with the geographical location of these forestlands give us confidence in our ability to establish operations and expand this business going forward.”

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Headquartered in Radnor, PA, Penn Virginia Resource Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership formed by Penn Virginia Corporation (NYSE: PVA). PVR manages coal properties and related assets and operates a midstream natural gas gathering and processing business.

For more information about PVR, visit its website at www.pvresource.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: whether or not the acquisition will be cash flow accretive; competition from other providers of timber; potential equipment malfunction and repair delays; nonperformance by major customers; the legislative and regulatory environment; and political and economic conditions, including the impact of potential terrorist acts.

Additional information concerning these and other factors can be found in PVR’s press releases and public periodic filings with the Securities and Exchange Commission, including PVR’s Annual Report on Form 10-K for the year ended December 31, 2006. Many of the factors that will determine PVR’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. PVR undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.